PRICING SUPPLEMENT NO. 2 DATED 03/31/03                           Rule 424(b)(3)
(To Prospectus dated                                          File No. 333-63049
September 15, 1998 and                                      CUSIP No. 78355H JC4
Prospectus Supplement dated
October 4, 2002)


$200,000,000


RYDER SYSTEM, INC.

MEDIUM-TERM NOTES, SERIES 17
(REGISTERED NOTES-FIXED RATE)
DUE NINE MONTHS OR MORE FROM DATE OF ISSUE

Principal Amount:                       $10,000,000
Issue Price:                            100.00%
Issue Date:                             04/03/03
Maturity Date:                          04/01/08
Interest Rate:                          4.010%
Day Count:                              30/360
Interest Payment Dates:                 Semi-annually on April 1
                                        and October 1 of each
                                        year, commencing
                                        October 1, 2003 and at
                                        Maturity
Record Dates:                           March 17 and September 16
Form:                                   [X] Book Entry          [ ] Certificated

Redemption:                             [X] The Notes cannot be redeemed prior
                                        to maturity.

                                        [ ] The Notes may be redeemed prior to
                                        maturity.

        Terms of Redemption:            -     -


Repayment at option of holder:          [X] The holder has no option to elect
                                        repayment of the Notes prior to
                                        maturity.

                                        [ ] The Notes are repayable prior to
                                        maturity at the option of holder.

     Terms of Repayment:                         -

Discount note:                          [ ] Yes   [X] No

     Total Amount of OID:                        -


     Yield to Maturity:                          -


     Initial Accrual Period OID:                 -

Name of Agent and Agent's Discount or Commission:

          Wachovia Securities, Inc.                   $50,000.00
         --------------------------                ----------------